EXHIBIT 3-A(II)

                              ARTICLES OF AMENDMENT
                                       OF
                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                         PRIORITY HEALTHCARE CORPORATION

          In compliance with the requirements of the Indiana Business Corporation Law, as amended (the "IBCL"), Priority Healthcare Corporation, an Indiana corporation (the "Corporation"), desiring to amend its Restated Articles of Incorporation, hereby certifies as follows:

                                    ARTICLE I
                            AMENDMENT TO THE RESTATED
                            ARTICLES OF INCORPORATION

          SECTION 1. The name of the Corporation is, and following the amendment effected hereby will continue to be, Priority Healthcare Corporation.

          SECTION 2. Article V, Section 5.1 of the Restated Articles of Incorporation of the Corporation is hereby amended so that, as amended, such
Article V, Section 5.1 shall read in its entirety as follows:

               SECTION 5.1. AUTHORIZED CLASSES AND NUMBER OF SHARES. The total number of shares which the Corporation has authority to issue shall be 240,000,000 shares, consisting of 55,000,000 shares of Class A Common Stock, $0.01 par value per share (the "Class A Common Stock"), 180,000,000 shares of Class B Common Stock, $0.01 par value per share (the "Class B Common Stock"), and 5,000,000 shares of Preferred Stock, without par value (the "Preferred Stock"). The Class A Common Stock and the Class B Common Stock are collectively referred to herein as the "Common Stock."

          SECTION 3. The effective date of the amendment hereby effected shall be the date of filing of these Articles of Amendment with the office of the Secretary of State of the State of Indiana.

                                   ARTICLE II
                           MANNER OF ADOPTION AND VOTE

                  SECTION 1. The amendment to increase the number of authorized shares of Class A Common Stock was approved by the Board of Directors of the Corporation on February 23, 2000, by resolution duly adopted. The holders of outstanding shares of Class A Common Stock were entitled to vote as a separate voting group on the amendment. At the annual meeting of shareholders of the Corporation held on May 15, 2000, there were 4,787,927 shares of Class A Common Stock outstanding and entitled to vote; each share of Class A Common Stock entitles

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the holder thereof to three votes, and therefore there were 14,363,781 votes entitled to be cast by the holders of Class A Common Stock. There were 13,459,224 votes of Class A Common Stock represented at the annual meeting and, accordingly, a quorum was present. Of the votes of Class A Common Stock represented at the meeting, 12,113,508 votes were cast for the amendment, which vote was sufficient for approval of the amendment by the holders of Class A Common Stock. Additionally, both the holders of Class A Common Stock and the holders of Class B Common Stock were entitled to vote together as a group on the amendment to increase the number of authorized shares of Class A Common Stock. At the annual meeting of shareholders, there were 30,469,283 votes entitled to be cast by the holders of both classes of Common Stock. There were 25,806,552 votes of both classes of Common Stock represented at the annual meeting and, accordingly, a quorum was present. Of the votes of both classes of Common Stock represented at the meeting, 19,641,066 votes were cast for the amendment, which vote was sufficient for approval of the amendment by the holders of both classes of Common Stock.

          SECTION 2. The amendment to increase the number of authorized shares of Class B Common Stock was approved by the Board of Directors of the Corporation on February 23, 2000, by resolution duly adopted. The holders of outstanding shares of Class B Common Stock were entitled to vote as a separate voting group on the amendment. At the annual meeting of shareholders of the Corporation held on May 15, 2000, there were 16,105,502 shares of Class B Common Stock outstanding and entitled to vote; each share of Class B Common Stock entitles the holder thereof to one vote, and therefore there were 16,105,502 votes entitled to be cast by the holders of Class B Common Stock. There were 12,347,328 votes of Class B Common Stock represented at the annual meeting and, accordingly, a quorum was present. Of the votes of Class B Common Stock represented at the meeting, 7,951,334 votes were cast for the amendment, which vote was sufficient for approval of the amendment by the holders of Class B Common Stock. Additionally, both the holders of Class A Common Stock and the holders of Class B Common Stock were entitled to vote together as a group on the amendment to increase the number of authorized shares of Class B Common Stock. At the annual meeting of shareholders, there were 30,469,283 votes entitled to be cast by the holders of both classes of Common Stock. There were 25,806,552 votes of both classes of Common Stock represented at the annual meeting and, accordingly, a quorum was present. Of the votes of both classes of Common Stock represented at the meeting, 20,055,815 votes were cast for the amendment, which vote was sufficient for approval of the amendment by the holders of both classes of Common Stock.

          SECTION 3. The manner of the adoption of the foregoing amendments constitutes full legal compliance with the provisions of the IBCL and the Corporation's Restated Articles of Incorporation and By-Laws.

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          IN WITNESS WHEREOF, the Corporation has caused these Articles of
Amendment to be signed on its behalf by the undersigned duly authorized officer on May 19, 2000.

                         PRIORITY HEALTHCARE CORPORATION

                          By /s/ BARBARA J. LUTTRELL
                             ------------------------
                             Name: Barbara J. Luttrell
                             Title: Secretary

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